SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: May 15, 2013

XSUNX, INC.

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(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656

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(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

On May 15, 2013, XsunX, Inc., a Colorado corporation (the “Company”) issued a press release (the “Press Release”) announcing that Dr. John R. Tuttle had joined the Company’s Scientific and Business Development Advisory Board. The Press Release outlined how the Company welcomed Dr. Tuttle’s extensive entrepreneurial background and comprehensive knowledge of the Cleantech industry.

The Press Release further provided information related to Dr. Tuttle’s qualifications as follows: Dr. John R. Tuttle brings 30 years of experience in the semiconductor & photovoltaic industries to XsunX, and for the last several years has focused on assisting with operational and capital management of early-stage companies in the Cleantech sector. Previously, he was the co-founder, Chief Executive & Chairman of DayStar Technologies, Inc. where he took the company from 3 employees to an operational organization with world-class development and pilot production facilities, achieving an over 900% value creation for its IPO shareholders.

From 1986-1997, Dr. Tuttle held the position of Senior Scientist at NREL where his research guided the fabrication of thin-film CIGS PV devices with multiple world-record efficiencies. He has authored/co-authored over 70 publications, 14 Patent’s / Patent applications, and conducted over 100 presentations about technology & business development. Dr. Tuttle holds a Ph.D. in EE from the University of Colorado, an M.S. from the Colorado School of Mines and a B.S in Applied and Engineering Physics from Cornell University.

A copy of the Press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d)            Exhibit

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release, dated May 15, 2013	Provided herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: May 15, 2013	By:	/s/ Tom M. Djokovich
Tom M. Djokovich
Title: CEO/Secretary

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